ADVANCED TECHNOLOGY ACQUISITION CORP.

25,000,000 Units

UNDERWRITING AGREEMENT

__________, 2006
CRT Capital Group LLC
262 Harbor Drive
Stamford, Connecticut 06902

Ladies and Gentlemen:

The undersigned, Advanced Technology Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with CRT Capital Group LLC (being referred to herein variously as “you,” “CRT” or the “Underwriter”) as follows:

1.  Purchase and Sale of Securities.

1.1  Firm Securities.

1.1.1  Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, and the Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company, an aggregate of 25,000,000 units (“Firm Units”) of the Company, at a purchase price (net of all discounts and commissions other than the Deferred Compensation (as defined in Section 1.1.3 hereof)) of (A) $7.60 per Firm Unit (the “Initial Purchase Price”) less (B) the Deferred Compensation, if any. As adjusted for the payment, if any, to the Underwriter of the Deferred Compensation, the purchase price will be $7.44 per Firm Unit. The Firm Units are to be offered initially to the public (the “Offering”) at the offering price of $8.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock (“Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will be separately transferable as promptly as practicable following the consummation of the Offering, but in no event later than 65 days following the consummation of the Offering; provided, however, that in no event will separate trading begin before an audited balance sheet has been prepared reflecting receipt by the Company of the proceeds of the Offering and filed with the Securities and Exchange Commission (the “Commission”) under cover of a Current Report on Form 8-K. Each Warrant entitles its holder to exercise the Warrant to purchase one share of Common Stock for $6.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the four-year anniversary of the Effective Date, unless earlier redeemed as provided in the Warrant Agreement (as defined in Section 2.10.2 hereof). “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination with one or more technology or technology-related operating businesses that has operations or facilities located in Israel or that intends to establish operations or facilities in Israel , such as research and development, manufacturing or executive offices, following the initial business combination (as described more fully in the Registration Statement).

1.1.2  Payment and Delivery. Delivery and payment for the Firm Units shall be made at 10:00 A.M., New York time, on the third business day following the date of this Agreement (or the fourth business day following the date of this Agreement, if this Agreement is executed after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of the Underwriter or at such other place as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Units are called the “Closing Date.” Payment for the Firm Units shall be made by the Underwriter on the Closing Date by wire transfer in immediately available Federal funds of $190,000,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, payable as follows: $189,000,000 shall be paid by the Underwriter to the trust account (“Trust Account”) established by the Company for the benefit of the public stockholders as described in the Registration Statement ($4,000,000 of which is deposited in respect of the Deferred Compensation (as defined below)) and $1,000,000, less the amount owed by the Company to the Underwriter for all accountable expenses owed thereto incident to the performance of the obligations of the Company under this Agreement as set forth in Section 3.8 hereof, to the extent such accountable expenses have not previously been paid, shall be paid to the order of the Company to a bank account established by the Company, against delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriter). The Firm Units shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two full business days prior to the Closing Date. The Company will permit the Underwriter to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Underwriter for all the Firm Units.

1.1.3  Deferred Compensation. Upon the consummation of the Company’s initial Business Combination, the Company will pay to the Underwriter the deferred compensation deposited by the Underwriter into the Trust Account, including any deferred compensation deposited in respect of Option Units (as defined below) (the “Deferred Compensation”), in an amount equal to 2.0% of the gross proceeds (before giving effect to any discounts or commissions) from the sale of the Units (as defined in Section 1.2.1 hereof), or $0.16 per Unit. Payment of the Deferred Compensation will be made out of the proceeds of this Offering held in the Trust Account at the consummation of the Business Combination. If the Company fails to consummate a Business Combination within the required time period set forth in the Prospectus, the Deferred Compensation will not be paid to the Underwriter, and any proceeds held in the Trust Account that would have been paid to the Underwriter in respect of the Deferred Compensation and any interest earned thereon will, instead, be included in the distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares upon the Company’s dissolution.

1.2  Over-Allotment Option.

1.2.1  Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriter is hereby granted an option to purchase up to an additional 3,750,000 units from the Company (“Over-allotment Option”). Such additional 3,750,000 units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2  Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date, unless sooner terminated pursuant to Section 1.2.4 hereof. The Underwriter will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the Underwriter by giving written notice to the Company, which notice may be delivered by email, electronic facsimile transmission, postal mail or overnight courier, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of the Underwriter or at such other place as shall be agreed upon by the Company and the Underwriter. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3  Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Underwriter’s election by wire transfer in immediately available Federal funds to the Trust Account, against delivery to you of certificates representing such securities (or through the facilities of DTC for the account of the Underwriter). The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.2.4  Termination of Option. If the Underwriter provides notice in writing to the Company that the Underwriter is terminating the Over-Allotment Option prior to the lapse of the 45-day option period, then the Over-Allotment Option shall immediately terminate and the Company shall have no further obligation to convey to the Underwriter any Option Units for which the Underwriter has not yet given notice of exercise. Such notice may delivered by email or electronic facsimile transmission, and shall be deemed effective when sent.

1.3  Underwriter’s Purchase Option.

1.3.1  Purchase Option. The Company hereby agrees to issue and sell to the Underwriter (and/or its designees) on the Effective Date, for an aggregate purchase price of $100, an option (“Underwriter’s Purchase Option”) for the purchase of up to an aggregate of 1,500,000 units (“Underwriter’s Units”). Each of the Underwriter’s Units is identical to the Firm Units, except that the warrants underlying the Underwriter’s Units will expire on the five-year anniversary of the Effective Date. The Underwriter’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year after the Effective Date and (ii) the consummation of a Business Combination, and expiring on the five-year anniversary of the Effective Date, at an initial exercise price per Underwriter’s Unit of $8.80. The Underwriter’s Purchase Option, the Underwriter’s Units, the warrants included in the Underwriter’s Units (“Underwriter’s Warrants”), the Common Stock included in the Underwriter’s Units and the shares of Common Stock issuable upon exercise of the Underwriter’s Warrants are hereinafter referred to collectively as the “Underwriter’s Securities.” The Public Securities and the Underwriter’s Securities are hereinafter referred to collectively as the “Securities.”

1.3.2  180-day Lock-Up. The Underwriter’s Securities have been deemed compensation by the National Association of Securities Dealers, Inc. (“NASD”) and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules, pursuant to which the Underwriter’s Purchase Option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the Effective Date, except to the Underwriter participating in the offering and their bona fide officers or partners.

1.3.3  Payment and Delivery. Delivery and payment for the Underwriter’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Underwriter’s Purchase Option in the name or names and in such authorized denominations as the Underwriter may request.

2.  Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as follows:

2.1  Filing of Registration Statement.

2.1.1  Pursuant to the Securities Act. The Company has prepared and filed with the Commission a registration statement and an amendment or amendments thereto on Form S-1 (File No. 333-_______), including a related preliminary prospectus (any such preliminary prospectus in the form first filed with the Commission, a “Preliminary Prospectus” and the Preliminary Prospectus dated __________, 2006 included in the registration statement first filed with the Commission on __________, 2006, in the form distributed to potential investors in the Offering, the “Statutory Prospectus”), for registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offering and sale of the Securities, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations (“Rules”) of the Commission under the Securities Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Rules), is hereinafter called the “Registration Statement.” Such Registration Statement has become effective as of the Effective Date. The Company will file with the Commission a final prospectus in accordance with Rule 424(b); such final prospectus in the form first filed with the Commission is hereinafter called the “Prospectus.” As filed, the Prospectus shall contain all information required by the Securities Act and the Rules thereunder.

2.1.2  Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number ______ ) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the Securities. The registration of the Securities under the Exchange Act is effective as of the date hereof.

2.2  No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3  Disclosures in Registration Statement.

2.3.1  10b-5 Representation. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (an “Option Closing Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Rules; on the Effective Date and at the Closing Date and each Option Closing Date, if any, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each Option Closing Date, if any, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time it was first filed with the Commission (the “Applicable Time”), the Statutory Prospectus did, and on the Closing Date will, comply in all material respects with the applicable requirements of the Securities Act and the Rules; at the Applicable Time, the Statutory Prospectus did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement, the Statutory Prospectus or the Prospectus, or any amendment thereof or supplement thereto.

2.3.2  Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.

2.3.3  Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Statutory Prospectus and the Prospectus.

2.3.4  Rules. The disclosures in the Statutory Prospectus and the Prospectus concerning the effects of Federal, State and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4  Changes After Dates in Registration Statement.

2.4.1  No Material Adverse Change. Since the respective dates as of which information is given in the Statutory Prospectus (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2  Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Statutory Prospectus, and except as may otherwise be indicated or contemplated therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5  Independent Accountants. Deloitte Brightman Almagor, whose report is filed with the Commission as part of the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules. Deloitte Brightman Almagor has not, during the periods covered by the financial statements included in the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6  Financial Statements. The financial statements, including the notes thereto and supporting schedules, if any, included in the Statutory Prospectus and the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7  Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Statutory Prospectus and the Prospectus duly authorized, issued and outstanding capital stock as set forth in the Statutory Prospectus and the Prospectus. Based on the assumptions stated in the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. The Company’s authorized capital stock conforms to all statements relating thereto contained in the Statutory Prospectus and the Prospectus. Except as set forth in, or contemplated by, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8  Valid Issuance of Securities; Etc.

2.8.1  Initial Stockholders Shares. The shares of Common Stock issued to the Initial Stockholders (as defined below) on and outstanding as of September 25, 2006, and any shares issued in any stock dividend thereon, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such shares of Common Stock were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or were exempt from such registration requirements.

2.8.2  Securities Sold Pursuant to the Founder Warrant Subscription Agreement.

(i)  The warrants sold pursuant to the Founder Warrant Subscription Agreement (the “Founder Warrants”) were duly executed, authenticated, issued and delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(ii)  The shares of Common Stock issuable upon exercise of the Founder Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Founder Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

2.8.3  The Founder Warrants and the shares of Common Stock underlying the Founder Warrants conform in all material respects to all statements with respect thereto contained in the Statutory Prospectus and the Prospectus. The certificates for such securities are in due and proper form. The offers and sales of the Founder Warrants were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or were exempt from such registration requirements.

2.8.4  Securities Sold Pursuant to this Agreement.

(i)  The shares of Common Stock included in the Units and the Underwriter’s Units have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriter pursuant to this Agreement or the Underwriter’s Purchase Option, as the case may be, will be validly issued, fully paid and non-assessable.

(ii)  The Warrants included in the Units and the Underwriter’s Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriter pursuant to this Agreement or the Underwriter’s Purchase Option, as the case may be, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii)  The shares of Common Stock issuable upon exercise of the Warrants included in the Units and the Underwriter’s Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants or the Underwriter’s Warrants, as the case may be, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) will have been duly and validly taken.

(iv)  When issued, the Underwriter’s Purchase Option will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the respective exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Underwriter’s Purchase Option is enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v)  The Securities conform in all material respects to all statements with respect thereto contained in the Statutory Prospectus and the Prospectus. The certificates for the Securities are in due and proper form.

2.9  Registration Rights of Third Parties. Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

2.10  Validity and Binding Effect of Agreements.

2.10.1  Underwriting Agreement. This Agreement has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company.

2.10.2  Warrant Agreement. The Warrant Agreement with Continental Stock Transfer & Trust Company, as warrant agent, substantially in the form filed as Exhibit 4.8 to the Registration Statement (the “Warrant Agreement”), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.3  Trust Agreement. The Investment Management Trust Agreement with Continental Stock Transfer & Trust Company, as trustee, substantially in the form filed as Exhibit 10.15 to the Registration Statement (the “Trust Agreement”), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.4  Escrow Agreement. The Stock Escrow Agreement with Continental Stock Transfer & Trust Company, as escrow agent, substantially in the form filed as Exhibit 10.16 to the Registration Statement (the “Escrow Agreement”), has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.5  Insider Letters. Each of those certain letter agreements, substantially in the forms filed as Exhibits 10.1 through 10.14 to the Registration Statement (“Insider Letters”), have been duly and validly executed by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.6  Underwriter’s Purchase Option. The Underwriter’s Purchase Option has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.7  Registration Rights Agreement. The Registration Rights Agreement with the Initial Stockholders, substantially in the form filed as Exhibit 10.18 to the Registration Statement, has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.10.8  Services Agreement. The Services Agreement (as defined in Section 2.24 below) with LMS Nihul, substantially in the form filed as Exhibit 10.21 to the Registration Statement, has been duly and validly executed by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers), (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law), (iii) the limitations on the enforceability of any rights to indemnity and contribution by federal and state securities laws and principles of public policy and (iv) possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

2.11  No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Underwriter’s Purchase Option, the Trust Agreement, the Insider Letters, the Founder Warrant Subscription Agreement, the Services Agreement, the Registration Rights Agreement and the Stock Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in a violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12  No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13  Corporate Power; Licenses; Ownership.

2.13.1  Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business and to consummate a Business Combination as described in the Statutory Prospectus and the Prospectus. The disclosures in the Statutory Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2  Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Underwriter’s Purchase Option, the Trust Agreement, the Insider Letters, the Founder Warrant Subscription Agreement, the Services Agreement, the Registration Rights Agreement and the Stock Escrow Agreement, and as contemplated by the Statutory Prospectus and the Prospectus, except with respect to applicable federal and state securities laws.

2.13.3  Ownership. Except as set forth in the Statutory Prospectus and the Prospectus, the Company owns or has valid leasehold interests in all material properties and assets required for the operation of its business as now conducted, including those described in the Statutory Prospectus and the Prospectus as being owned by it.

2.14  D&O Questionnaires. To the best of the Company’s knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires (“Questionnaires”) completed by each of the Company’s stockholders prior to the Offering (“Initial Stockholders”) and provided to the Underwriter as an exhibit to his Insider Letter (as defined in Section 2.10.5) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

2.15  Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Initial Stockholder, which has not been disclosed in the Statutory Prospectus and the Prospectus, except for actions, suits, proceedings, inquiries, arbitrations, investigations, litigation or government proceedings pending against any Initial Stockholder that would not individually or in the aggregate have a material adverse effect on such Initial Stockholder, the Company or the Offering.

2.16  Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.17  Transactions Affecting Disclosure to NASD.

2.17.1  Finder’s Fees. Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder that may affect the Underwriter’s compensation, as determined by the NASD.

2.17.2  Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date.

2.17.3  Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Statutory Prospectus and the Prospectus.

2.17.4  Insiders’ NASD Affiliation. Except as set forth on Schedule 2.17.4, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member.

2.18  Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19  Covenants Not to Compete. No Initial Stockholder, employee, officer or director of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

2.20  Investments. The Company is not and, after giving effect to the offering and sale of the securities as contemplated hereunder and in the Statutory Prospectus and the Prospectus, and the application of the net proceeds from such sale as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

2.21  Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.22  Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Statutory Prospectus and the Prospectus that have not been described as required.

2.23  Free Writing Prospectus. The Company has not prepared or used any “free writing prospectus,” as such term is defined under Rule 405.

2.24  Administrative Services. The Company has entered into an agreement (the “Services Agreement”) with LMS Nihul, substantially in the form annexed as Exhibit 10.21 to the Registration Statement, pursuant to which LMS Nihul will make available to the Company office space and administrative, technological and secretarial support for the Company’s use for $10,000 per month.

2.25  No Contemplation of a Business Combination. Prior to the date hereof, neither the Company, its officers and directors nor the Initial Stockholders had, and as of the Closing, the Company and such officers and directors and Initial Stockholders will not have had: (i) any specific Business Combination under consideration or contemplation; or (ii) any discussions with any target business regarding a possible Business Combination.

3.  Covenants of the Company. The Company covenants and agrees as follows:

3.1  Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2  Federal Securities Laws.

3.2.1  Compliance. During the time when a Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) is required to be delivered under the Securities Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, and of the Statutory Prospectus and the Prospectus. If at any time when a Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) relating to the Public Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Statutory Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Securities Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

3.2.2  Exchange Act Registration. Until the earlier of five years from the Effective Date, the date that the Company is liquidated or the date that the Company is acquired by a third party, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units, Common Stock or Warrants under the Exchange Act without the prior written consent of the Underwriter.

3.3  Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Underwriter, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) five years after the Effective Date, (ii) the date on which the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriter agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4  Delivery to Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter one original executed Registration Statement, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and original executed consents of all certified experts.

3.5  Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its best efforts to cause the Registration Statement to remain effective until distribution of the Public Securities is complete and will notify the Underwriter immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Statutory Prospectus, the Registration Statement, or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification during any such time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6  Affiliated Transactions.

3.6.1  Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

3.6.2  Compensation. Except as disclosed in the Statutory Prospectus and the Prospectus, the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders and their affiliates shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.7  Secondary Market Trading Survey. Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market (collectively referred to below as “Nasdaq”), the Company shall engage Mintz Levin Cohn Ferris Glovsky and Popeo PC, counsel to the Underwriter (“Mintz”) to deliver to the Underwriter on the Effective Date, and to update at the beginning of each fiscal quarter, if requested by the Underwriter, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”), for a one-time fee of $5,000 payable on the Closing Date.

3.8  Payment of Expenses.

3.8.1  General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation (exclusive of the fees and expenses of counsel to the Underwriter), printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriter in quantities as may be required by the Underwriter, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Underwriter’s Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of preparing, printing and mailing the “Preliminary Blue Sky Memorandum,” the “Final Blue Sky Memorandum” and all amendments and supplements thereto, the preparation of the Secondary Market Trading Survey (as defined above), and the reasonable fees and disbursements of Mintz related thereto; provided that the Company shall not be required to reimburse the Underwriter or Mintz for any amounts under this clause (iii) in excess of $40,000, unless Mintz or the Underwriter have advanced filing fees with respect to the qualification of the Securities under state or foreign securities or Blue Sky laws, in which event the limitations on reimbursement under this clause (iii) shall not apply to such filing fees, (iv) filing fees, costs and expenses (excluding fees and disbursements for the Underwriter’s counsel) incurred in registering the Offering with the NASD and the Commission, (v) fees and disbursements of the Transfer Agent, (vi) the Company’s expenses associated with “road show” meetings arranged by the Underwriter (which, for the avoidance of doubt, shall not include the expenses of the Underwriter’s personnel incurred in connection with “road show” meetings), and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.8. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or on each Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Underwriter to the extent such expenses have not previously been paid.

3.9  Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Statutory Prospectus and the Prospectus.

3.10  Notice to NASD. In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a Target Business, the Company will provide the following to the NASD and the Underwriter prior to consummation of the Business Combination: (i) copies of agreements governing said services; and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.11  Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.12  Internal Controls. During the Blue Sky Compliance Period, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.13  Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.14  NASD. During the period of the distribution of the Public Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.15  Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in money market funds or “government securities” as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.16  Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.17  Private Placement Proceeds. Pursuant to the Founder Warrant Subscription Agreement, the purchasers of the Founder Warrants shall place the purchase price for the Founder Warrants (an aggregate of $2,000,000) in escrow prior to the consummation of the Offering. Simultaneously with the consummation of the Offering, such purchase price shall be deposited into the Trust Fund pursuant to the Trust Agreement.

4.  Conditions of Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Firm Units on the Closing Date and the Option Units, if any, on any Option Closing Date, are subject to the condition that the representations and warranties of the Company as of the date hereof and as of the Closing Date or Option Closing Date, as the case may be, are true and accurate in all material respects, and to the condition that the Company has performed all of its covenants and obligations hereunder theretofore to be performed, and to the following additional conditions:

4.1  Regulatory Matters.

4.1.1  Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Mintz.

4.1.2  NASD Clearance. The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

4.1.3  No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2  Company Counsel Matters.

4.2.1  Closing Date Opinion of Counsel. On the Closing Date and on each Option Closing Date, if any, the Underwriter shall have received the favorable opinion of Proskauer Rose LLP (“Proskauer”), counsel to the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter and in form and substance reasonably satisfactory to Mintz to the following effect:

(i)  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction listed on Schedule A to such counsel’s opinion.

(ii)  Based upon such counsel’s review of the Company’s minute book and in reliance on an officer’s certificate as to receipt of consideration, all issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Amended and Restated Certificate of Incorporation or Bylaws of the Company.

(iii)  When issued, the Founder Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, when issued, are enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iv)  The shares of Common Stock issuable upon exercise of the Warrants included in the Founder Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Founder Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

(v)  The authorized and to such counsel’s knowledge, outstanding capital stock of the Company is as set forth in the Statutory Prospectus and the Prospectus; the offers and sales of the outstanding Common Stock and the Founder Warrants were at all relevant times either registered under the Securities Act or exempt from such registration requirements.

(vi)  The shares of Common Stock included in the Units and the Underwriter’s Units have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriter pursuant to this Agreement or the Underwriter’s Purchase Option, as the case may be, will be validly issued, fully paid and non-assessable.

(vii)  The Warrants included in the Units and the Underwriter’s Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriter pursuant to this Agreement or the Underwriter’s Purchase Option, as the case may be, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(viii)  The shares of Common Stock issuable upon exercise of the Warrants included in the Units and the Underwriter’s Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants or the Underwriter’s Warrants, as the case may be, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) will have been duly and validly taken.

(ix)  When issued, the Underwriter’s Purchase Option will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the respective exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Underwriter’s Purchase Option is enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(x)  The Securities conform in all material respects to all statements with respect thereto contained in the Statutory Prospectus and the Prospectus. The certificates representing the Common Stock are in due and proper form.

(xi)  This Agreement, the Warrant Agreement, the Underwriter’s Purchase Option, the Trust Agreement, the Insider Letters, the Founder Warrant Subscription Agreement, the Services Agreement, the Registration Rights Agreement and the Stock Escrow Agreement have each been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xii)  The execution, delivery and performance of this Agreement, the Warrant Agreement, the Underwriter’s Purchase Option, the Trust Agreement, the Insider Letters, the Founder Warrant Subscription Agreement, the Services Agreement, the Registration Rights Agreement and the Stock Escrow Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel’s knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company, or (c) to such counsel’s knowledge, violate any applicable United States federal law, the Delaware General Corporation Law or any New York State law, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company that, in such counsel’s experience, is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement.

(xiii)  The Registration Statement, the Statutory Prospectus and the Prospectus (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules. Each agreement filed as an exhibit to the Registration Statement conforms in all material respects to the description thereof contained in the Statutory Prospectus and the Prospectus. The descriptions in the Registration Statement and in the Prospectus, insofar as such statements constitute a summary of United States statutes, legal matters, contracts, documents or proceedings referred to therein, fairly present in all material respects the information required to be shown with respect to such United States statutes, legal matters, contracts, documents and proceedings, and such counsel does not know of any United States statutes or legal or governmental proceedings required to be described in the Prospectus that are not described in the Registration Statement or the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xiv)  To such counsel’s knowledge, the Registration Statement is effective under the Securities Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act or applicable state securities laws.

(xv)  To such counsel’s knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Statutory Prospectus or the Prospectus.

The opinion of counsel shall further include a statement to the effect that such counsel has participated in conferences with certain officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm, representatives of the Underwriter and representatives of the Underwriter’s counsel, at which conferences the contents of the Registration Statement, the Statutory Prospectus and the Prospectus were discussed and, although such counsel is not passing upon and does not assume any responsibility for, and has not independently checked or verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Statutory Prospectus and the Prospectus contained therein, on the basis of the foregoing, nothing has come to such counsel’s attention that would lead it to believe that (A) the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, or (B) the Statutory Prospectus, at the Applicable Time, or (C) the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion with respect to (i) any disclosures relating to the laws, rules, statutes or regulations of Israel or (ii) the financial statements and related notes and schedules thereto and other financial and statistical data and information included in the Registration Statement, the Statutory Prospectus or the Prospectus).

4.2.2  Reliance. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Mintz if requested.

4.3  Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Underwriter and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you from Deloitte Brightman Almagor dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)  Confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)  Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules thereunder;

(iii)  Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the September 26, 2006 balance sheet included in the Statutory Prospectus and the Prospectus, other than as set forth in or contemplated by the Statutory Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from ________, 2006 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, other than as set forth in or contemplated by the Statutory Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)  Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company;

(v)  Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Statutory Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)  Stating that they have not brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)  Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4  Officers’ Certificates.

4.4.1  Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

4.4.2  Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5  No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development that is likely to result in a material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Statutory Prospectus or the Prospectus, (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Statutory Prospectus and Prospectus, (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Statutory Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Rules and shall conform in all material respects to the requirements of the Securities Act and the Rules, and neither the Statutory Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5.1  Closing Date Delivery of UPO. On the Closing Date, the Company shall have delivered to the Underwriter the Underwriter’s Purchase Option.

4.6  Opinion of Counsel for the Underwriter. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Mintz and you shall have received from Mintz a favorable opinion, dated the Closing Date and each Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, Mintz shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5.  Indemnification.

5.1  Indemnification of Underwriter.

5.1.1  General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls the Underwriter (“controlling person”) or any such Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between the Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (a) any Statutory Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (b) in any post effective amendment or amendments or any new registration statement and prospectus in which securities of the Company issued or issuable upon exercise of the Underwriter’s Purchase Option are included; or (c) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the NASD, OTC Bulletin Board, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in the Statutory Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the name of the Underwriter and the information with respect to dealers’ concessions and reallowances contained in the section of the Prospectus entitled “Underwriting,” and the identity of counsel to the Underwriters contained in the section of the Prospectus entitled “Legal Matters.” The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, any Statutory Prospectus or the Prospectus.

5.1.2  Procedure. If any action is brought against the Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, the Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have to the Underwriter, a Selected Dealer or controlling person in respect of its indemnification obligations hereunder, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure; and provided further, that the failure to notify the Company shall not relieve the Company, in any event, from any liability that it may have to the Underwriter, a Selected Dealer or controlling person otherwise than in respect of its indemnification obligations hereunder. The Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to take charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2  Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Statutory Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in such Statutory Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the name of the Underwriter and the information with respect to dealers’ concessions and reallowances contained in the section of the Prospectus entitled “Underwriting,” and the identity of counsel to the Underwriters contained in the section of the Prospectus entitled “Legal Matters.” In case any action shall be brought against the Company or any other person so indemnified based on any Statutory Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Underwriter by the provisions of Section 5.1.2.

5.3  Contribution.

5.3.1  Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportion that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5 each director, officer and employee of the Underwriter or the Company, as applicable, and each person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter or the Company, as applicable.

5.3.2  Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

6.  Additional Covenants.

6.1  Additional Shares or Options. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the Trust Account described in Section 6.4 hereof, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

6.2  Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its initial Business Combination (“Target Business”) or obtaining the services of any vendor, it will use its best efforts to cause the Target Business or vendor to execute a waiver letter substantially in the form attached hereto as Exhibit A. Notwithstanding the foregoing, in the event any Target Business, vendor or other third party refuses to execute such a letter, the Company may nonetheless commence its due diligence investigations of such Target Business or obtain the services of any such vendor or third party if and only if the Company’s board of directors determines in good faith after due inquiry that the Company would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.

6.3  Blue Sky Requirements. In connection with a Business Combination, concurrently with such filing with the Commission, the Company shall furnish any state in which the Offering was registered, such information as may be requested by such state.

6.4  Acquisition/Distribution Procedure. The Company agrees: (i) that, prior to the consummation of the initial Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be dissolved as promptly as practicable, and, subject to creditors claims, payment of taxes and the dissolution provisions of the Delaware General Corporation Law, the assets will be liquidated and distributed only to the holders of IPO Shares (as defined below) in an aggregate sum equal to the Trust Liquidation Value. The “Trust Liquidation Value” shall mean the amount then on deposit in the Trust Account, inclusive of (i) the proceeds held in trust from this Offering and the sale of the Founder Warrants, (ii) the 2.0% of the proceeds held in the Trust Account representing the Deferred Compensation, and (iii) any interest, net of taxes payable on such interest, not released to the Company to fund its working capital requirements, including any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Compensation. Only holders of IPO Shares shall be entitled to receive liquidating distributions in dissolution and the Company shall pay no such distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy at a meeting of the Company’s stockholders called for such purpose. At the time the Company seeks approval of the initial Business Combination, the Company will offer each holder of the Company’s Common Stock issued in this Offering (the “IPO Shares”) the right to convert their IPO Shares at a per share conversion price (the “Conversion Price”) equal to (A) the amount in the Trust Account as of two business days prior to the Business Combination Vote, excluding the portion of the proceeds attributable to the Deferred Compensation (but not excluding interest earned on such portion), divided by (B) the total number of IPO Shares. If holders of less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only holders of IPO Shares shall be entitled to receive the Conversion Price and the Company shall pay no other shares of capital stock of the Company the Conversion Price. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

6.5  Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act prior to the consummation of any Business Combination.

6.6  Target Net Assets. The Company agrees that the initial Target Business(es) in a Business Combination must have a fair market value equal to at least 80% of the Company’s net assets, defined as total assets minus total liabilities (excluding the Deferred Compensation), at the time of such Business Combination. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) has a fair market value of at least 80% of the Company’s net assets (excluding the Deferred Compensation) at the time of such Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business(es) if the Company’s Board of Directors independently determines that the Target Business(es) has a sufficient fair market value.

7.  Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements at the Closing Dates and such representations, warranties, covenants and agreements of the Underwriter and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriter.

8.  Termination of this Agreement.

8.1  Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, Nasdaq or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, explosion, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, or (vii) if any of the Company’s representations, warranties, covenants or agreements hereunder are materially breached, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriter for the sale of the Securities.

8.2  Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the actually incurred out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.8.1 hereof.

8.3  Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9.  Miscellaneous.

9.1  Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing:

If to the Underwriter:

CRT Capital Group LLC
262 Harbor Drive
Stamford, CT 06902
Attn: Investment Banking

Copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo PC
666 Third Avenue
New York, New York 10017
Attn: Kenneth R. Koch, Esq.

If to the Company:

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587
Israel
Attn: Chief Executive Officer

Copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Attn: Brian B. Margolis, Esq.

9.2  Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3  Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4  Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5  Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

9.6  Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in this Section 9. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

9.7  No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other, (ii) in connection therewith the Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with the Offering.

9.8  Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

9.9  Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ADVANCED TECHNOLOGY ACQUISITION CORP.

By:
Name:
Title:

Accepted on the date first above written

CRT CAPITAL GROUP LLC

By:
Name: George Bickerstaff
Title: Managing Director

SCHEDULE 2.17.4

[ List all Company directors, officers and beneficial owners of Company stock that have NASD affiliations ]

EXHIBIT A

FORM OF TRUST CLAIM WAIVER LETTER

[Letterhead of prospective vendor or target business.]

Advanced Technology Acquisition Corp.
14 A Achimeir Street
Ramat Gan 52587
Israel

Ladies and Gentlemen:

Reference is made to the Prospectus of Advanced Technology Acquisition Corp. (the “Company”), dated , 2006 (the “Prospectus”).

We acknowledge that we have read the Prospectus and understand that the Company has established a trust account for the benefit of the Company’s public stockholders at [JPMorgan Chase Bank, NA], maintained by Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and that the Company may disburse monies from the Trust Account only:

(a)  in the event the Company consummates a “business combination” (as such term is used in the Prospectus), to any public stockholders who exercise their conversion rights, to the Underwriter in respect of its deferred underwriting discount and to the Company in the amount remaining in the Trust Account following such payments to the public stockholders and the Underwriter; or

(b)  in the event of the Company’s liquidation, to the public stockholders.

For and in consideration of the Company [agreeing to evaluate us for purposes of consummating an initial business combination][engaging our services], we hereby agree that we do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waive any Claim we may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Yours very truly,

[NAME]

By:
Name:
Title: